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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Energen Corporation on Forms S-8 and S-3 (File No. 2-89855), Form S-3 (File No. 333-00395), Form S-3 (File No. 333-11239) and Forms S-8 (File No. 33-27869, File
No. 33-46641, File No. 33-48504, and File No. 33-48505) of our report, dated October 23, 1997, on our audits of the consolidated financial statements of Energen Corporation as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.




Coopers & Lybrand L.L.P.
Birmingham, Alabama
December 17, 1997